PRELIMINARY COPY


PROXY                                                                      PROXY

                           PIONEER REAL ESTATE SHARES


                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            To be held March 5, 1996


         The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John
F. Cogan, Jr., David D. Tripple, Robert P. Nault and Joseph P. Barri, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Shareholders of Pioneer Real Estate Shares (the "Fund") to be held on Tuesday, March 5, 1996 at 2:30 p.m. (Boston time) at the offices of Hale and Dorr, counsel to the Fund, 60 State Street, 26th Floor, Boston, Massachusetts 02109 (the "Meeting"), and any adjourned session or sessions thereof, and there to vote and act upon the following matters (as more fully described in the accompanying Proxy Statement) in respect of all shares of the Fund which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present:

          (1) To approve a new Investment Subadvisory Agreement with Boston Financial Securities, Inc.:

                            -                  -                 -
                       FOR |_|        AGAINST |_|       ABSTAIN |_|



          (2)  To ratify the selection of Arthur  Andersen  LLP as the Fund's
               independent   public  accountants  for  the  fiscal  year  ending
               December 31, 1996.

                            -                  -                 -
                       FOR |_|        AGAINST |_|       ABSTAIN |_|


               IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


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         THE SHARES  REPRESENTED  BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE
UNDERSIGNED.  IF NO  DIRECTION  IS  GIVEN,  THIS  PROXY  WILL BE  VOTED  FOR THE
PROPOSAL.


                                            DATED:  ......................, 1996

                                            ....................................

                                            ....................................
                                                        Signature(s)

                                            In  signing,  please  write  name(s)
                                            exactly as  appearing  hereon.  When
                                            signing   as   attorney,   executor,
                                            administrator  or  other  fiduciary,
                                            please give your full title as such.
                                            Joint   owners   should   each  sign
                                            personally.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND SHOULD BE RETURNED AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED